                                                                   EXHIBIT 99.04


                         FLEXTRONICS INTERNATIONAL LTD.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                                   June 30,            March 31,
                                                                     2000                2000
                                                                  -----------         -----------
                                                                  (Unaudited)
                                     ASSETS
Current Assets:
  Cash and cash equivalents .................................     $   787,660         $   739,023
  Accounts receivable, net ..................................       1,206,866             969,832
  Inventories ...............................................       1,529,959           1,071,491
  Other current assets ......................................         230,279             273,496
                                                                  -----------         -----------
          Total current assets ..............................       3,754,764           3,053,842

  Property and equipment, net ...............................       1,364,890           1,216,863
  Other assets, net .........................................         622,464             588,423
                                                                  -----------         -----------
           Total assets .....................................     $ 5,742,118         $ 4,859,128
                                                                  ===========         ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Bank borrowings and current portion of long-term debt .....     $   221,672         $   441,900
  Current portion of capital lease obligations ..............          39,609              20,010
  Accounts payable and accrued liabilities ..................       1,407,877           1,128,680
  Other current liabilities .................................         407,675             300,990
                                                                  -----------         -----------
          Total current liabilities .........................       2,076,833           1,891,580
                                                                  -----------         -----------

Long-term debt, net of current portion ......................       1,044,946             579,234
Capital lease obligations, net of current portion ...........          43,629              48,833
Other long-term liabilities .................................          56,041              43,642
Minority interest ...........................................          11,686               9,747
                                                                  -----------         -----------
          Total long-term liabilities .......................       1,156,302             681,456
                                                                  -----------         -----------

Shareholders' Equity:
  Ordinary shares ...........................................           1,709               1,520
  Additional paid-in capital ................................       2,622,975           1,929,694
  Retained (deficit) earnings ...............................         (87,398)            341,955
  Accumulated other comprehensive income (loss) .............         (28,303)             12,923
                                                                  -----------         -----------
          Total shareholders' equity ........................       2,508,983           2,286,092
                                                                  -----------         -----------
          Total liabilities and shareholders' equity ........     $ 5,742,118         $ 4,859,128
                                                                  ===========         ===========


The accompanying notes are an integral part of these condensed consolidated financial statements.

                         FLEXTRONICS INTERNATIONAL LTD.
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)


                                                              Three months ended
                                                          June 30,          June 25,
                                                           2000               1999
                                                        -----------       -----------
Net sales ........................................      $ 2,524,646       $ 1,103,426
Cost of sales ....................................        2,318,971           984,260
Unusual charges ..................................           83,721                --
                                                        -----------       -----------
       Gross margin ..............................          121,954           119,166
                                                        -----------       -----------

Selling, general and administrative ..............           92,245            66,486
Goodwill and intangibles amortization ............            9,370             9,754
Unusual charges ..................................          409,383                --
Interest and other (income) expense, net .........           (3,996)           14,498
                                                        -----------       -----------
       Income (loss) before income taxes .........         (385,048)           28,428

Provision for (benefit from) income taxes ........          (16,112)            4,731
                                                        -----------       -----------
       Net income (loss) .........................      $  (368,936)      $    23,697
                                                        ===========       ===========
Earnings (loss) per share:
  Basic ..........................................      $     (1.84)      $      0.15
  Diluted ........................................      $     (1.84)      $      0.14

Shares used in computing per share amounts:
  Basic ..........................................          200,842           156,891
  Diluted ........................................          200,842           171,006


The accompanying notes are an integral part of these condensed consolidated financial statements.

                         FLEXTRONICS INTERNATIONAL LTD.
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)


                                                                      Three months ended
                                                                   June 30,        June 25,
                                                                    2000             1999
                                                                  ---------       ---------
Net cash (used in) provided by operating activities ........      $(348,960)      $   6,414
                                                                  ---------       ---------
Cash flows from investing activities:
  Additions to property, plant and equipment ...............       (203,507)        (73,155)
  Proceeds from sales of property, plant and equipment .....         10,839           9,195
  Proceeds from sale of investments and certain subsidiaries         32,900          12,000
  Payments for business acquisitions, net of cash acquired .        (28,838)        (41,582)
  Investments in minority owned entities ...................             --         (20,510)
  Other ....................................................             --          (4,796)
                                                                  ---------       ---------
Net cash used in investing activities ......................       (188,606)       (118,848)
                                                                  ---------       ---------
Cash flows from financing activities:
  Short-term credit facility repayments ....................       (134,717)             --
  Repayments of capital lease obligations ..................         (5,158)         (8,081)
  Repayments of long-term debt .............................       (285,406)        (38,476)
  Bank borrowings and proceeds from long-term debt .........        650,749         101,267
  Proceeds from stock issued under stock plans .............         12,973           2,961
  Net proceeds from sale of ordinary shares ................        375,920              --
  Other ....................................................          6,008           5,849
                                                                  ---------       ---------
Net cash provided by financing activities ..................        620,369          63,520
                                                                  ---------       ---------
Effect on cash from:
  Exchange rate changes on cash ............................         (1,460)         (8,540)
  Adjustment to conform fiscal year of pooled entities .....        (32,706)             --
                                                                  ---------       ---------
Net increase (decrease) in cash and cash equivalents .......         48,637         (57,454)
Cash and cash equivalents at beginning of period ...........        739,023         285,107
                                                                  ---------       ---------
Cash and cash equivalents at end of period .................      $ 787,660       $ 227,653
                                                                  =========       =========


The accompanying notes are an integral part of these condensed consolidated financial statements.

                         FLEXTRONICS INTERNATIONAL LTD.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2000

Note A - BASIS OF PRESENTATION

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements, and should be read in conjunction with the Company's annual audited consolidated financial statements as of and for the fiscal year ended March 31, 2000 contained in the Company's fiscal 2000 current report on Form 8-K dated September 19, 2000 and the audited consolidated financial statements included elsewhere in this filing. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three-month period ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending March 31, 2001.

        In August 2000, Flextronics acquired 100% of the outstanding shares of Chatham Technologies, Inc. ("Chatham") and Lightning Metal Specialties and related entities ("Lightning"). Both mergers were accounted for as pooling-of-interests and the condensed consolidated financial statements have been prepared to give retroactive effect to the mergers. Generally accepted accounting principles prohibit giving effect to consummated business combinations accounted for by the pooling-of-interests method in financial statements that do not include the dates of consummation. These consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

        Chatham operated under a fiscal year which ended on the Saturday closest to September 30 prior to merging with Flextronics and, accordingly, Chatham's balance sheets, statements of operations, shareholders' equity and cash flows as of September 26, 1998 and October 2, 1999 and for each of the three years in the period ended October 2, 1999 have been combined with the Company's consolidated financial statements as of March 31, 1999 and 2000 and for each of the fiscal years ended March 31, 2000. Starting in fiscal 2001, Chatham will change its year-end from the Saturday closest to September 30 to March 31 to conform to the Company's fiscal year end. Accordingly, Chatham's operations for the six-month period ended March 31, 2000 are excluded from the consolidated results of operations for fiscal 2001 and is reported as an adjustment to retained earnings in the first quarter of fiscal 2001. Chatham is a leading provider of integrated electronic packaging systems to the communications industry. As a result of the merger, the Company issued approximately 8.3 million ordinary shares for all of the outstanding Chatham capital stock, warrants and options.

        Lightning operated under a calendar year end prior to merging with Flextronics and, accordingly, Lightning's balance sheets, statements of operations, shareholders' equity and cash flows as of December 31, 1998 and 1999 and for each of the three years ended December 31, 1999 have been combined with the Company's consolidated financial statements as of March 31, 1999 and 2000 and for each of the fiscal years ended March 31, 2000. Starting in fiscal 2001, Lightning will change its year-end from December 31 to March 31 to conform to the Company's fiscal year end. Accordingly, Lightning's operations for the three months ended March 31, 2000 are excluded from the consolidated results of operations for fiscal year 2001 and is reported as an adjustment to retained earnings in the first quarter of fiscal 2001. Lightning is a provider of fully integrated electronic packaging systems with operations in Ireland and the United States. As a result of the merger, the Company issued approximately 1.2 million ordinary shares for all of the outstanding shares of Lightning common stock and interests.

        The results of operations for the three-month periods previously reported by the separate companies and the combined amounts presented in the consolidated financial statements are summarized below (in thousands).

                                         June 30,        June 25,
                                           2000            1999
                                        ----------      ----------
Net revenues:
  As previously reported                $2,285,732      $  956,367
  Chatham                                  162,116          91,085
  Lightning                                 76,798          55,974
                                        ----------      ----------
  As restated                           $2,524,646      $1,103,426
                                        ==========      ==========

Net income:
  As previously reported                $ (369,063)     $   28,002
  Chatham                                     (622)         (7,823)
  Lightning                                    749           3,518
                                        ----------      ----------
  As restated                           $ (368,936)     $   23,697
                                        ==========      ==========

Note B - INVENTORIES

        Inventories consist of the following (in thousands):

                                                     June 30,          March 31,
                                                       2000              2000
                                                    ----------        ----------
Raw materials ..............................        $1,104,828        $  785,693
Work-in-process ............................           237,998           179,010
Finished goods .............................           187,133           106,788
                                                    ----------        ----------
                                                    $1,529,959        $1,071,491
                                                    ==========        ==========

Note C - UNUSUAL CHARGES

        During the first quarter of fiscal 2001, the Company recognized unusual pre-tax charges of $493.1 million. These unusual charges were comprised of approximately $286.5 million related to the issuance of an equity instrument to Motorola combined with approximately $206.6 million of expenses resulting from the DII and Palo Alto Products International business combinations.

        On May 30, 2000, the Company entered into a strategic alliance for product manufacturing with Motorola. See Note I for further information concerning the strategic alliance. In connection with this strategic alliance, Motorola paid $100.0 million for an equity instrument that entitles it to acquire 11,000,000 Flextronics ordinary shares at any time through December 31, 2005, upon meeting targeted purchase levels or making additional payments to the Company. The issuance of this equity instrument resulted in a one-time non-cash charge equal to the excess of the fair value of the equity instrument issued over the $100.0 million proceeds received. As a result, the one-time non-cash charge amounted to approximately $286.5 million offset by a corresponding credit to additional paid-in capital in the first quarter of fiscal 2001.

        In connection with the DII and Palo Alto Products International mergers, the Company recorded aggregate merger-related charges of $206.6 million, which included approximately $133.3 million of integration expenses and approximately $73.3 million of direct transaction costs. As discussed below, $83.7 million of the unusual charges relating to integration expenses have been classified as a component of Cost of Sales. The components of the merger-related unusual charges recorded are as follows (in thousands):


                                                                     NATURE OF
                                                      AMOUNT          CHARGE
                                                     --------      -------------
Integration Costs:
  Severance                                          $ 62,487      cash
  Long-lived asset impairment                          46,646      non-cash
  Inventory write-downs                                11,863      non-cash
  Other exit costs                                     12,338      cash/non-cash
                                                     --------
      Total Integration Costs                         133,334

Direct Transaction Costs:
  Professional fees                                    50,851      cash
  Other costs                                          22,382      cash/non-cash
                                                     --------
      Total Direct Transaction Costs                   73,233
                                                     --------
  Total merger-related unusual pre-tax charges       $206,567
                                                     ========

        As a result of the consummation of the DII and Palo Alto Products International business combinations, the Company developed formal plans to exit certain activities and involuntarily terminate employees. Management's plan to exit an activity included the identification of duplicate manufacturing and administrative facilities for closure and the identification of manufacturing and administrative facilities for consolidation into other facilities. Management currently anticipates that the integration costs and activities to which all of these charges relate will be substantially completed within fiscal 2001, except for certain long-term contractual obligations. The following table summarizes the components of the integration costs and activity related to the first quarter of fiscal 2001:

                                                 Long-Lived                       Other
                                                   Asset                           Exit
                                 Severance       Impairment      Inventory         Costs           Total
                                 ---------       ----------      ---------       ---------       ---------
Balance at March 31, 2000        $      --       $      --       $      --       $      --       $      --
Activities during the year:
  2001 provision                    62,487          46,646          11,863          12,338         133,334
  Cash charges                     (35,800)             --              --          (4,753)        (40,553)
  Non-cash charges                      --         (46,646)         (4,315)             --         (50,961)
                                 ---------       ---------       ---------       ---------       ---------
Balance at June 30, 2000         $  26,687       $      --       $   7,548       $   7,585       $  41,820
                                 =========       =========       =========       =========       =========

        Of the total pre-tax integration charges, $62.5 million relates to employee termination costs, of which, $12.9 million have been classified as a component of Cost of Sales. As of June 30, 2000, approximately 1,052 people have been terminated, and approximately another 940 people have been notified that they are to be terminated upon completion of the various facility closures and consolidations. The Company paid approximately $35.8 million of employee termination costs during the first quarter of fiscal 2001. The remaining $26.7 million of employee termination costs is classified as accrued liabilities as of June 30, 2000 and is expected to be paid out by the end of fiscal 2001.

        The unusual pre-tax charges include $46.6 million for the write-down of long-lived assets to fair value. This amount has been classified as a component of Cost of Sales. Included in the long-lived asset impairment are charges of $43.7 million, which relate to property, plant and equipment associated with the various manufacturing and administrative facility closures which were written down to their net realizable value based on their estimated sales price. Certain facilities will remain in service until their anticipated disposal date in the latter part of the second quarter of fiscal 2001. Since the assets will remain in service from the date of the decision to dispose of these assets to the anticipated disposal date, the remaining net book value of the assets will be depreciated over this period. The impaired long-lived assets consisted primarily of machinery and equipment and building and improvements of $41.0 million and $2.7 million, respectively. The long-lived asset impairment also includes the write-off of the remaining goodwill and other intangibles related to certain closed facilities of $2.9 million.

        The unusual pre-tax charges also include approximately $24.2 million for losses on inventory write-downs and other exit costs, which resulted from the integration plans, which have been classified as a component of Cost of Sales. The Company has written off and disposed of approximately $4.3 million of inventory. The remaining $7.5 million of inventory write-downs was accrued for and classified as inventory reserve as of June 30, 2000 and is expected to be utilized by the end of fiscal 2001. The $12.3 million of other exit costs relates primarily to items such as lease termination costs, incremental amounts of uncollectible accounts receivable, legal and other exit costs, incurred directly as a result of the exit plan. The Company paid approximately $4.8 million of the other exit costs during the first quarter of fiscal 2001. The remaining $7.6 million is classified in accrued liabilities as of June 30, 2000 and is expected to be paid out by the end of the second quarter of fiscal 2001, except for certain long-term contractual obligations.

        The direct transaction costs include approximately $50.9 million of costs primarily related to investment banking and financial advisory fees as well as legal and accounting costs associated with the transactions. Other direct transaction costs which totaled approximately $22.4 million was mainly comprised of $8.9 million of accelerated debt prepayment expense, $6.3 million of accelerated executive stock compensation and $7.2 million of other merger-related costs. The Company paid approximately $70.2 million of the direct transaction costs during the first quarter of fiscal 2001. The remaining $3.1 million is classified in accrued liabilities as of June 30, 2000 and is expected to be substantially paid out by the end of the second quarter of fiscal 2001.

Note D - EARNINGS PER SHARE

        Diluted net income per share is computed using the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the applicable periods. Ordinary share equivalents include ordinary shares issuable upon the exercise of stock options and are computed using the treasury stock method. Earnings per share data were computed as follows for the three-month periods ended June 30, 2000 and June 25, 1999:

                                                             Three months ended
                                                           June 30,        June 25,
                                                             2000           1999
                                                          ---------       ---------
                                                            (in thousands, except
                                                              per share amounts)
BASIC EPS:
Net income (loss)                                         $(368,936)      $  23,697
                                                          ---------       ---------
Shares used in computation:
Weighted-average ordinary shares outstanding (1)            200,842         156,891
                                                          =========       =========
Basic EPS                                                 $   (1.84)      $    0.15
                                                          =========       =========
DILUTED EPS:
Net income (loss)                                         $(368,936)      $  23,697
Plus income impact of assumed conversions:
  Interest expense (net of tax) on convertible
   subordinated notes                                            --             400
  Amortization (net of tax) of debt issuance cost on
   convertible subordinated notes                                --              33
                                                          ---------       ---------
  Net income available to shareholders                    $(368,936)      $  24,130

SHARES USED IN COMPUTATION:
Weighted-average ordinary shares outstanding                200,842         156,891
Shares applicable to exercise of dilutive options(2)             --          10,905
Shares applicable to deferred stock compensation                 --             293
Shares applicable to convertible subordinated notes              --           2,917
                                                          ---------       ---------
  Shares applicable to diluted earnings                     200,842         171,006
                                                          =========       =========
Diluted EPS                                               $   (1.84)      $    0.14
                                                          =========       =========

(1) Ordinary shares issued and outstanding based on the weighted average method.

(2) Stock options of the Company calculated based on the treasury stock method using average market price for the period, if dilutive. The ordinary share equivalents from stock options were antidilutive for the three months ended June 30, 2000, and therefore not assumed to be converted for diluted earnings per share computations. Options to purchase 271,194 weighted shares outstanding during the three-month period ended June 25, 1999 were excluded from the computation of diluted earnings per share because the options exercise price was greater than the average market price of the Company's ordinary shares during those years.


Note E - COMPREHENSIVE INCOME (in thousands)

                                                         Three months ended
                                                       June 30,        June 25,
                                                        2000             1999
                                                      ---------       ---------
Net income (loss) ..............................      $(368,936)      $  23,697
Other comprehensive income (loss), net of tax:
  Foreign currency translation adjustments .....         (2,716)         (5,090)
  Unrealized holding gain on available-for-sale
    Securities .................................            959              --
                                                      ---------       ---------
Comprehensive income (loss) ....................      $(370,693)      $  18,607
                                                      =========       =========

Note F - SEGMENT REPORTING

        The Company adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131") during the fourth quarter of fiscal 1999. SFAS No. 131 establishes standards for reporting information about operating segments in financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief decision maker, or chief decision making group, in deciding how to allocate resources and in assessing performance. Mr. Michael Marks, Chairman and Chief Executive Officer, is the Company's chief decision maker. The Company operates and is managed internally by four geographic business segments. The operating segments include Asia, Americas, Western Europe, and Central Europe. Each operating segment has a regional president who reports to Mr. Marks.


        Information about segments was as follows (in thousands):

                                                        Three months ended
                                                   June 30,          June 25,
                                                     2000              1999
                                                  -----------       -----------
Net Sales:
 Asia ......................................      $   392,917       $   165,572
 Americas ..................................        1,199,064           536,253
 Western Europe ............................          515,975           238,667
 Central Europe ............................          461,050           171,979
 Intercompany eliminations .................          (44,360)           (9,045)
                                                  -----------       -----------
                                                  $ 2,524,646       $ 1,103,426
                                                  ===========       ===========
Income (Loss) before Income Tax:
 Asia ......................................      $    22,715       $    13,954
 Americas ..................................           24,667              (174)
 Western Europe ............................           11,046             5,375
 Central Europe ............................           10,170             6,635
 Intercompany eliminations,
 corporate allocations and
 unusual charges ...........................         (453,646)            2,638
                                                  -----------       -----------
                                                  $  (385,048)      $    28,428
                                                  ===========       ===========

                                                    As of               As of
                                                   June 30,           March 31,
                                                     2000               2000
                                                  -----------       -----------
Long-lived assets:
Asia .......................................      $   289,182       $   343,843
Americas ...................................          592,432           607,173
Western Europe .............................          251,706           201,593
Central Europe .............................          231,570           182,827
                                                  -----------       -----------
                                                  $ 1,364,890       $ 1,335,436
                                                  ===========       ===========

        For purposes of the preceding tables, "Asia" includes China, Malaysia, Singapore, Thailand and Taiwan, "Americas" includes the U.S., Mexico, and Brazil, "Western Europe" includes Denmark, Germany, Sweden, Switzerland, Norway, Finland, France, Scotland and the United Kingdom, and "Central Europe" includes Austria, the Czech Republic, Hungary, Ireland, and Italy.

        Geographic revenue transfers are based on selling prices to unaffiliated companies, less discounts. Income before income tax is net sales less operating expenses, interest or other expenses, but prior to income taxes.


Note G - EQUITY OFFERING

        In June 2000, the Company completed an equity offering of 6,325,000 ordinary shares at $71.25 per share with net proceeds of $375.9 million. The Company used the net proceeds from the offering to fund the further expansion of its business including additional working capital and capital expenditures, and for other general corporate purposes. The Company may also use a portion of the net proceeds for strategic acquisitions or investments.


Note H - SENIOR SUBORDINATED NOTES

        In June 2000, the Company issued approximately $645.0 million of senior subordinated notes, consisting of $500.0 million of 9.875% notes and euros 150.0 million of 9.75%. Interest is payable on July 1 and January 1 of each year, commencing January 1, 2001. The notes mature on July 1, 2010.

The Company may redeem the notes on or after July 1, 2005. The indenture contains certain covenants that, among other things, limit the ability of the Company and certain of its subsidiaries to (i) incur additional debt, (ii) issue or sell stock of certain subsidiaries, (iii) engage in asset sales, (iv) incur layered debt, (v) create liens on its properties and assets, and (vi) make distributions or pay dividends. The covenants are subject to a number of significant exceptions and limitations.


Note I - STRATEGIC ALLIANCE

        On May 30, 2000, the Company entered into a strategic alliance for product manufacturing with Motorola. This alliance provides incentives for Motorola to purchase approximately $32.0 billion of products and services from us through December 31, 2005. The relationship is not exclusive and does not require that Motorola purchase any specific volumes of products or services from the Company. The Company's ability to achieve any of the anticipated benefits of this relationship is subject to a number of risks, including its ability to provide services on a competitive basis and to expand manufacturing resources, as well as demand for Motorola's products. In connection with this strategic alliance, Motorola will pay $100.0 million for an equity instrument that entitles it to acquire 11,000,000 Flextronics ordinary shares at any time through December 31, 2005 upon meeting targeted purchase levels or making additional payments to the Company. The issuance of this equity instrument resulted in a one-time non-cash charge equal to the excess of the fair value of the equity instrument issued over the $100.0 million proceeds to be received. As a result, the one-time non-cash charge amounted to approximately $286.5 million offset by a corresponding credit to additional paid-in capital in the first quarter of fiscal 2001. During the term of the strategic alliance, if Motorola meets targeted purchase levels, no additional payments may be required by Motorola to acquire 11,000,000 Flextronics ordinary shares. However, there may be additional non-cash charges of up to $300.0 million over the term of the strategic alliance.


Note J - NEW ACCOUNTING STANDARDS

        In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133") which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts and for hedging activities. It requires that companies recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company expects to adopt SFAS No. 133 in the fourth quarter of fiscal 2001 and anticipates that SFAS No. 133 will not have a material impact on its consolidated financial statements.

        In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101("SAB 101"), "Revenue Recognition in Financial Statements". SAB 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. The Company will adopt SAB 101 as required in the fourth quarter of fiscal 2001 and anticipates that SAB 101 will not have a material impact on its consolidated financial statements.

Note K -  SUBSEQUENT EVENTS

        On July 17, 2000, the Company completed an equity offering of 825,000 ordinary shares at $71.25 per share with net proceeds of $56.3 million, which represents the overallotment option on the equity offering completed in June 2000. The Company intends to use the net proceeds from the offering to fund working capital requirements and capital expenditures, and for other general corporate purposes. The Company may also use a portion of the net proceeds for strategic acquisitions or investments.

        On July 26, 2000, the Company announced a two-for-one stock split of its ordinary shares, to be effected in the form of a bonus issue (the Singapore equivalent to a stock dividend), payable to the Company's shareholders of record as of September 22, 2000. The Company's shareholders of record at the close of business on September 22, 2000 will receive certificates representing one additional share for every one share held at that time. Distribution of the additional shares is expected to occur on or about October 16, 2000.

        On August 10, 2000 the Company announced the signing of a definitive merger agreement to acquire JIT Holdings Ltd., a global provider of electronics manufacturing and design services with operations in Singapore, China, Malaysia, Hungary and Indonesia. Under the terms of the merger, Flextronics will issue ordinary shares having a total value of approximately $640.0 million in exchange for all of the outstanding ordinary shares and options of JIT. The number of Flextronics shares to be issued is subject to a collar, so that the Flextronics shares to be issued cannot exceed approximately 9.85 million shares or be less than approximately 7.27 million shares. Based on

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Flextronics closing price of $77.375 on August 9, 2000, Flextronics would issue approximately 8.27 million shares of its stock. This merger is intended to be accounted for as a pooling-of-interests and is subject to certain closing conditions, including approval by JIT shareholders. The Company anticipates that the transaction will be completed at the end of November.